Exhibit 99.2

FDA Approval Call November 27, 2023

2 Note: Unless otherwise indicated, the information presented herein is as of November 27, 2023. This presentation may contain “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, relating to our business, operations, and financial conditions, including but not limited to current beliefs, expectations and assumptions regarding the future of our business, fut ure plans and strategies, our development and commercialization plans, our preclinical and clinical results, the market potential of OGSIVEO for adult patients with desmoid tumors, the potential for a Ma rketing Authorisation Application for nirogacestat with the European Medicines Agency, the potential for the results of the Phase 2b ReNeu clinical trial to support an NDA submission for mirdametinib , the potential for mirdametinib to become an important new treatment for patients with NF1 - PN, our plans for seeking regulatory approval for and making mirdametinib available for NF1 - PN patients, if approved, expectations regarding the timing and initial data from the Phase 2 trial evaluatin g nirogacestat in patients with recurrent ovarian granulosa cell tumors, expectations regarding the timing and results of topline data from th e Phase 2b ReNeu clinical trial, our plans to file an Investigational New Drug Application for SW - 682 in 2023, our plans to report additional clinical data of nirogacestat in combination with BCMA - directed therapies and initiate additional planned Phase 1 collaborator studies, our expectations regarding the potential for the Phase 1b dose expansion phase of brimarafenib , expectations about whether our patents for our lead assets will adequately protect SpringWorks against competition, as well as relating to other future conditions. Words such as, but not limited to, “look forward to,” “believe,” “e xpect,” “anticipate,” “estimate,” “intend,” “plan,” “would,” “should” and “could,” and similar expressions or words, identify forward - looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Any forward - looking statements in this presentation are based on management’s current expectations and beliefs and are subject to a number of ris ks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward - looking statements contained in this presentation, including, w ithout limitation, risks relating to: ( i ) the success of our commercialization efforts with respect to OGSIVEO, (ii) our limited experience as a commercial company, (iii) our ability to obtain or maintain adequate coverage and reimbursement for OGSIVEO, (iv ) the success and timing of our product development activities, including the initiation and completion of SpringWorks ’ clinical trials, (v) our expectations regarding the potential clinical benefit of OGSIVEO for patients with desmoid tumors, (vi) the potential for OGSIVEO to become the new standard of care for patients with desmoid tumors, (vii) our expectations re gar ding when OGSIVEO will be available, (viii) estimates regarding the number of adult patients who are diagnosed with desmoid tumors annually per year in the U.S. and the potential market for OGSIVEO, (ix) th e fact that topline or interim data from clinical studies may not be predictive of the final or more detailed results of such study or the results of other ongoing or future studies, ( x ) the success and timing of our collaboration partners’ ongoing and planned clinical trials, ( xi ) the timing of our planned regulatory submissions and interactions, including the timing and outcome of decisions made by the U.S. Food and Drug Ad ministration (FDA), European Medicines Agency (EMA), and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies, ( xii ) whether FDA, EMA, or other regulatory authorities will require additional information or further studies, or may fail or refuse to approve or may delay approval of our product candidates, including nirogacestat and mirdametinib , ( xiii ) our ability to obtain regulatory approval of any of our product candidates or maintain regulatory approvals granted for our products, (xiv) our plans to research, discover and develop additional produ ct candidates, (xv) our ability to enter into collaborations for the development of new product candidates and our ability to realize the benefits expected from such collaborations, (xvi) our ability to maintain a deq uate patent protection and successfully enforce patent claims against third parties, (xvii) the adequacy of our cash position to fund our operations through any time period indicated herein, (xviii) our ability to establish manufacturing capabilities, and our and our collaboration partners’ abilities to manufacture our product candidates and scale production, and (xix) our ability to meet any specific milestones set forth h ere in. Except as required by applicable law, we do not plan to publicly update or revise any forward - looking statements contained herei n, whether as a result of any new information, future events, changed circumstances or otherwise. Although we believe the expectations reflected in such forward - looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Accordingly, readers are cautioned not to place undue reliance on these forward - looking statements. For further information regarding the risks, uncertainties and other factors that may cause differences between SpringWorks ’ expectations and actual results, you should review the “Risk Factors” section(s) of our filings with the Securities and Exchange Commission. Certain information contained in this presentation relates to or is based on studies, publications, surveys and other data ob tai ned from third - party sources and our own internal estimates and research. While SpringWorks believes these third - party sources to be reliable as of the date of this presentation, we have not independently verified, and make no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third - party sources. In addition, all of the market data included in this present ation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while we believe our own internal research is relia ble , such research has not been verified by any independent source. Forward - Looking Statements

3 Today’s Speakers and Agenda Sections Presenter Opening Remarks Saqib Islam Chief Executive Officer U.S. Prescribing Information Jim Cassidy, MD, PhD Chief Medical Officer U.S. Launch Plans for OGSIVEO Bhavesh Ashar Chief Commercial Officer Closing Remarks Saqib Islam Chief Executive Officer Q&A All

Opening Remarks Saqib Islam Chief Executive Officer

5 First and Only FDA Approved Therapy for Adult Patients With Desmoid Tumors 5

6 Desmoid Tumor Patients Have Been Waiting for a Safe and Effective Therapy Aggressive, invasive and highly debilitating soft - tissue tumors Can cause severe and chronic pain, loss of physical functioning and disfigurement Off - label systemic treatments are often poorly tolerated with limited efficacy No prior FDA - approved therapies My desmoid tumor wrapped around my nerves, veins and artery behind my knee. I’ve had ten surgeries total , six to remove the tumor and four related to complications, and it keeps growing back . – DeAnn , desmoid tumor patient High rates of post - surgical recurrence

OGSIVEO Can Address the Needs of Desmoid Tumor Patients at All Stages of Treatment

U.S. Patient Population

~1,000-1,650
new patients diagnosed annually

Incidence of 3 – 5 per million per year[1-3] with over 90% of patients receiving active intervention over the course of their disease

~5,500-7,000
patients actively managed annually

Includes patients under continuous management since first diagnosis and those with tumor recurrence

30,000+
total diagnosed prevalent patients

Meaningful proportion of the diagnosed prevalent population could be addressed with a new treatment option

We believe OGSIVEO has the potential to become a practice-changing therapy for the broad spectrum of adult desmoid tumor patients

Sources: SWTX Primary Research; (1) Van Broekhoven et al., Annals of Surgical Oncology, 2015; (2) Reitamo et al., American Journal of Clinical Pathology, 1982; (3) Anneberg et al., Cancer Epidemiology, 2022.

7

SpringWorks THERAPEUTICS

8 Broad label that enables patients at every stage of their treatment journey to be eligible for OGSIVEO Delivering the First FDA - Approved Therapy for Patients With Desmoid Tumors Joe Andrea Dana Significantly reduces disease progression and tumor size while addressing pain and other debilitating symptoms of desmoid tumors Generally manageable tolerability with data to support extended treatment durations Potential to change the treatment paradigm and become the new standard of care

U.S. Prescribing Information Jim Cassidy, MD, PhD Chief Medical Officer

10 OGSIVEO U.S. Prescribing Information Overview Full prescribing information is available at www.OGSIVEO.com. FIRST AND ONLY FDA - APPROVED THERAPY FOR DESMOID TUMOR PATIENTS INDICATION OGSIVEO is a gamma secretase inhibitor indicated for adult patients with progressing desmoid tumors who require systemic treatment RECOMMENDED DOSE 150 mg administered orally twice daily until disease progression or unacceptable toxicity; OGSIVEO may be taken with or without food

11 Efficacy Summary From OGSIVEO Prescribing Information Full prescribing information is available at www.OGSIVEO.com. Note: CI: confidence interval; ORR: objective response rate; CR: complete response; PR: partial response; NR: not reached. a) Assessed by blinded independent central review. b) Obtained using Kaplan - Meier Methodology. c) p - value was from a one - sided stratified log - rank test with placebo as reference. d) Obtained using exact method based on binomial distribution. e) p - value was from a two - sided Cochran - Mantel - Haenszel test. Placebo Nirogacestat OGSIVEO (n=70) Placebo (n=72) Progression - Free Survival Number (%) of patients with event 12 (17) 37 (51) Radiographic progression a 11 (16) 30 (42) Clinical progression a 1 (1) 6 (8) Death 0 1 (1) Median (months) (95% CI) b NR (NR, NR) 15.1 (8.4, NR) Hazard ratio (95% CI) 0.29 (0.15, 0.55) p - value c <0.001 Objective Response Rate a ORR, n (%) 29 (41) 6 (8) 95% CI d (29.8, 53.8) (3.1, 17.3) CR 5 (7) 0 PR 24 (34) 6 (8) p - value e <0.001 Efficacy Results of DeFi Kaplan - Meier Curve of Progression - Free Survival in DeFi “Progression - free survival results were supported by change from baseline in patient - reported worst pain favoring the OGSIVEO arm” - OGSIVEO U.S. Prescribing Information

12 Safety Summary From OGSIVEO Prescribing Information Full prescribing information is available at www.OGSIVEO.com. (1) Reported in over 15% of patients. Warnings and Precautions ▪ Diarrhea, ovarian toxicity, hepatotoxicity, non - melanoma skin cancers, electrolyte abnormalities, embryo - fetal toxicity Most Common Adverse Reactions (1) ▪ Diarrhea, ovarian toxicity, rash, nausea, fatigue, stomatitis, headache, abdominal pain, cough, alopecia, upper respiratory t rac t infection, and dyspnea No Boxed Warnings No REMS Program No Contraindications

U.S. Launch Plans for OGSIVEO Bhavesh Ashar Chief Commercial Officer

14 Foundation in Place for OGSIVEO to Become the Standard of Care Source: SWTX Primary Research, 2Q22; aided awareness. Motivated patient population Favorable shifts in market dynamics First and only approved therapy Physician enthusiasm and familiarity SARC Center participation in DeFi trial Stated expectation to use within first year of approval Expressed willingness to switch and recontact patients First and only FDA - approved therapy for desmoid tumors Durable tumor shrinkage and improved quality of life Tolerable profile with data supporting extended duration of treatment Guidelines recommend systemic therapy as first - line intervention for most tumor locations Educated, engaged, and activated KOLs and patients New d esmoid tumor - specific ICD - 10 codes in effect Preference for medication over surgery Dissatisfaction with current treatments High awareness, anticipation, and willingness to self - advocate

15 Strategic Imperatives For OGSIVEO Launch EXPAND Educate physicians and patients to broaden the role of systemic therapy ADOPT Position OGSIVEO as first or next systemic treatment and standard of care SUPPORT Provide comprehensive patient support to help maximize patient access and adherence LEAD Reinforce commitment to desmoid tumor community and improve patient outcomes

Targeted Launch Strategy With a Highly Experienced Field Team

5,500 – 7,000 desmoid tumor patients actively managed each year

***35* Territory Business Managers supported by:**

- Regional Business Managers
- Thought Leader Liaisons
- Field Access Managers
- Nurse Advocates
- National Account Directors
- Medical Science Liaisons

- Drive rapid adoption among **~1,500** prescribers at SARC / NCCN and other higher-volume centers
- **New desmoid ICD-10 codes** further enhance ability to rapidly reach treating healthcare providers
- Continue disease and guideline education to **establish broader belief in systemic treatment** with OGSIVEO
- Supplement field efforts with **peer-to-peer education to boost awareness** among healthcare providers

Position OGSIVEO as first or next systemic treatment and establish the standard of care

Sources: SWTX Primary Research; (1) Van Broekhoven et al., Annals of Surgical Oncology, 2015; (2) Reitamo et al., American Journal of Clinical Pathology, 1982; (3) Anneberg et al., Cancer Epidemiology, 2022.

16

SpringWorks THERAPEUTICS

17 Transformative Clinical Benefit to Patients First and Only FDA - Approved Therapy Aggressive and Debilitating Rare Disease Ongoing Commitment to the Desmoid Tumor Community A Compelling Value Proposition for Stakeholders Our objective is that every appropriate patient who can benefit from OGSIVEO will have access to it Brad Melony Branee

18 Robust and Tailored Patient Support and Access Program Financial Assistance Financial support for eligible patients, including co - pay program and Patient Assistance Program Coverage and Access Support Resources to facilitate reimbursement and timely and appropriate access to OGSIVEO Personalized Support Dedicated nurse advocates to support patients throughout their treatment journey

My tumor grew while on oral chemotherapy. I was switched to IV chemo, which shrank my tumor, but I had such bad side - effects that I had to take a break. My latest MRI shows that my tumor is stable, but it is pushing on my tailbone and causing excruciating pain. I am taking heavy duty pain medication that is not providing much relief. At this point my doctor and I are hoping that my disease will stay under control until a new treatment option becomes available. – Stephanie, desmoid tumor patient

Closing Remarks Saqib Islam Chief Executive Officer

21 21 Rapidly Transitioning Into a Commercial - Stage Company With Multiple Potential Value Drivers U.S. approval of OGSIVEO represents the first and only approved treatment for desmoid tumors, with data supporting a potentially practice - changing therapeutic profile for patients and meaningful commercial opportunity Substantial upside opportunity across wholly - owned and partnered programs with the potential to yield value - creating and thesis - validating data Successfully launch OGSIVEO for adults with desmoid tumors in the U.S. Achieve second product approval by 2025 Advance emerging portfolio of differentiated targeted oncology assets Topline readout of mirdametinib in NF1 - PN demonstrated potentially best - in - class product profile across full age spectrum and supports near - term approval path

23 Badreddin Edris, PhD Chief Operating Officer Jim Cassidy, MD, PhD Chief Medical Officer Bhavesh Ashar Chief Commercial Officer Q&A Saqib Islam Chief Executive Officer